Exhibit 99.1

Summary of Bidder Interest

	Latest Bid	Comments
> $470mm(1)(3) (excl. Saudi fleet)
Bidder A	• $250mm equity(2)	> Transferability of Highlander contract key requirement of bid
• $220mm cash

> $423mm(3)
Bidder B	• $250mm take-back debt	> Transferability of Highlander contract key requirement of bid
• $173mm cash

Bidder C	> $450mm	> Majority of funding not accounted for
• $450mm cash

> $375mm(3)
Bidder D	• $341mm in cash	> Bid does not include Highlander
• $33mm in stake in SPV

Note: All bids exclude $12mm of professional fees.

(1)	Excludes Hercules 260.
(2)	+/- 10% collar.
(3)	Excludes Hercules 208, 267 and liftboats.

Hercules Offshore, Inc. - Strategic Review Process Projections(1) 5/2/16

$000	2016E	2017E	2018E	2019E
Income Statement
Revenues	$238,085	$450,628	$526,032	$592,448
Operating Costs	210,485	294,299	324,035	334,257

Gross Profit	27,600	156,330	201,997	258,191

General & Administrative	42,901	41,109	41,749	43,075

EBITDA	(15,301)	115,220	160,248	215,115

Depreciation and Amortization	33,036	45,500	58,601	75,548
Impairment of PP&E	—	—	—	—

Operating Income	(48,337)	69,720	101,647	139,567

Interest (Expense)	(52,596)	(52,800)	(52,854)	(52,909)
Other Income (Expenses)	2,088	378	350	0

Pretax Income	(98,845)	17,298	49,142	86,658

Income Tax (Expense)	(6,606)	(13,374)	(14,105)	(15,341)

Income (Loss) from Continuing Operations	(105,451)	3,924	35,037	71,317

(1)	The projections included in the Cleansing Materials were created by management and used in connection with a strategic review process as, among another things, an aid for potential buyers in evaluating HERO’s future business prospects. Additionally, these projections were provided to certain holders of debt and equity. Note: Information contained herein is based on accounting principles generally accepted in the United States and certain non-GAAP financial measures and is not indicative of current fair market values.

Hercules Offshore, Inc. - Strategic Review Process Projections(1) 5/2/16

$000	2016E	2017E	2018E	2019E
Balance Sheet
Current Assets
Cash and Equivalents(2)	207,583	178,541	188,871	252,949
Restricted Cash (Hercules)	—	—	—	—
Accounts Receivable, Trade	89,067	122,986	131,420	158,305
Accounts Receivable, Other	1,889	1,889	1,889	1,889
Prepaid Expenses & Other	7,328	7,361	7,494	7,494
Deposits	14	14	14	14
Other Current Assets Held For Sale	—	—	—	—

Total Current Assets	305,880	310,791	329,688	420,652

Gross Fixed Assets	703,518	765,718	847,148	907,298
Accumulated Depreciation	(36,628)	(76,428)	(129,102)	(198,485)

Net Fixed Assets	666,890	689,290	718,046	708,813

Deferred Drydocking	2,364	2,664	2,976	3,300
Cash Designated for Debt Retirement/Debt Financing	—	—	—	—
Other Assets	28,197	23,435	18,619	13,747

Total Other Assets	30,561	26,099	21,594	17,047

Total Assets	$1,003,331	$1,026,179	$1,069,329	$1,146,512

Current Liabilities:
Accounts Payable	37,454	51,358	54,720	55,727
Insurance Note Payable	0	0	0	0
Other Accrued Liabilities	60,207	60,957	61,332	61,707

Total Current Liabilities	97,661	112,315	116,052	117,434

Deferred Tax	0	0	0	0
Other Liabilities	12,464	10,681	8,899	7,117
Long-Term Debt	433,436	438,199	443,015	447,887

Common Stock	(125)	(125)	(125)	(125)
APIC Conversion Feature	589,015	590,305	591,647	593,042
Retained Earnings	(129,120)	(125,196)	(90,159)	(18,842)

Total Equity	459,770	464,984	501,362	574,075
Total Liabilities & Stockholders’ Equity	$1,003,331	$1,026,179	$1,069,328	$1,146,512

(1)	The projections included in the Cleansing Materials were created by management and used in connection with a strategic review process as, among another things, an aid for potential buyers in evaluating HERO’s future business prospects. Additionally, these projections were provided to certain holders of debt and equity.
(2)	The cash balance as of May 26, 2016 was $275.6 million, which does not include the Highlander escrow account. Note: Information contained herein is based on accounting principles generally accepted in the United States and certain non-GAAP financial measures and is not indicative of current fair market values.

Hercules Offshore, Inc. - Strategic Review Process Projections(1) 5/2/16

$000	2016E	2017E	2018E	2019E
Cash Flow Statement
Cash Flows From Operating Activities:
Net Income	(105,451)	3,924	35,037	71,317
Depreciation and Amortization	33,036	45,500	58,601	75,548
Stock Based Compensation Expense	1,290	1,290	1,342	1,395
Deferred Income Taxes	32	—	—	—
Amortization of Deferred Financing Fees	—	—	—	—
(Gain)/Loss on Asset Sale	(78)	—	—	—
Impairment of Property and Equipment	—	—	—	—
(Gain) on early retirement of debt	(1,645)	—	—	—
Other	4,788	4,762	4,817	4,872
Changes in Working Capital
Accounts Receivable	(25,465)	(33,919)	(8,434)	(26,885)
Prepaid expenses and other	4,613	(33)	(133)	—
Other Operating Assets	203,426	4,762	4,817	4,872
Accounts Payable	(6,162)	13,904	3,361	1,007
Other current liabilities	(6,694)	750	375	375
Insurance note payable	—	—	—	—
Other Liabilities	9,182	(1,782)	(1,782)	(1,782)

Cash Flow From Operating Activities	110,872	39,158	98,000	130,718

Cash Flows From Investing Activities:
Marketable Securities	—	—	—	—
Capital Expenditures	(234,410)	(62,200)	(81,430)	(60,150)
Acquisitions	—	—	—	—
Drydocking Costs	(1,991)	(6,000)	(6,240)	(6,490)
Proceeds from Asset Sales/Insurance	280	—	—	—
Deposits (Restricted Cash)	2,052	—	—	—
Investments	—	—	—	—

Cash Flow From Investing Activities	(234,069)	(68,200)	(87,670)	(66,640)

Cash Flows From Financing Activities:
Principal Payments	—	—	—	—
Issuance of Debt	—	—	—	—
Issuance of Equity	—	—	—	—
Financing Costs	—	—	—	—
Cash Designated for Debt Retirement	—	—	—	—
Other	—	—	—	—

Cash Flow From Financing Activities	—	—	—	—

Net Change in Cash	(123,197)	(29,042)	10,330	64,078
Beginning Cash Balance	330,780	207,583	178,541	188,871
Ending Cash Balance	207,583	178,541	188,871	252,949

(1)	The projections included in the Cleansing Materials were created by management and used in connection with a strategic review process as, among another things, an aid for potential buyers in evaluating HERO’s future business prospects. Additionally, these projections were provided to certain holders of debt and equity. Note: Information contained herein is based on accounting principles generally accepted in the United States and certain non-GAAP financial measures and is not indicative of current fair market values.

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